Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92095) of ScottishPower, plc of our report dated June 7, 2006 relating to the financial statements of PacifiCorp K Plus Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

June 8, 2006